SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549


                                          FORM 8-K


                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934

                     Date of Report (Date of earliest event reported):

                                       April 22, 1994

                                 BANCFLORIDA FINANCIAL CORPORATION
                     (Exact name of registrant as specified in its charter)

           Delaware                      0-8515                       59-2265850
      (State or other                 (Commission                   (IRS Employer
      jurisdiction of                 File Number)                  Identification No.)
      incorporation)


                        5801 Pelican Bay Boulevard, Naples, Florida  33963
                           (Address of principal executive officers)


                          Registrant's telephone number, including
                                 area code:  (813) 597-1611



                                         Not Applicable
         (Former name or former address, if changed since last report)



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Item 5.  Other Information

      BancFlorida Financial Corporation (the "Company") has announced that it has scheduled a Special Meeting of Stockholders on June 10, 1994, at 9:00 a.m. at the Company's headquarters, 5801 Pelican Bay Boulevard, Naples, Florida. The record date for such meeting is May 2, 1994.
      This meeting is being called to vote on a proposal to approve the agreement and plan of mergers dated as of January 17, 1994 pursuant to which BancFlorida Financial Corporation will merge into First Union Corporation of Florida and BancFlorida, a Federal Savings Bank will merge into First Union National Bank of Florida.
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                      SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BANCFLORIDA FINANCIAL CORPORATION
                                                       (Registrant)




Date: April 25, 1994                 BY:  /s/ J. Michael Holmes

                                             J. Michael Holmes,
                                             Secretary and Treasurer